EXHIBIT 99.5

CERTIFICATION PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        I, Marguerite N. Duffy, Senior Vice President and Chief Financial Officer of Ruby Tuesday, Inc. (the “Company”), certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 4, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. §78m); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATED: April 15, 2003 BY: /S/ MARGUERITE N. DUFFY —————————————— Marguerite N. Duffy Senior Vice President, Chief Financial Officer of Ruby Tuesday, Inc.